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                                                                     EXHIBIT 5.2


[TORYS LLP LOGO]                                              237 Park Avenue
                                                              New York, New York
                                                              10017.3142

                                                              TEL 212.880.6000
                                                              FAX 212.682.0200

                                                              www.torys.com



                                                                   June 10, 2002


Brascan Corporation
BCE Place
181 Bay Street, Suite 4400
P.O. Box 762
Toronto, Ontario  M5J 2T3



Ladies and Gentlemen:


     We hereby consent to the reference to us in the registration statement on Form F-9 of Brascan Corporation (the "Registration Statement"), the short form base shelf prospectus of Brascan Corporation (the "Base Prospectus"), included in the Registration Statement, relating to the offering of up to U.S. $400,000,000 of debt securities and to the use of our name under the caption "Legal Matters" in the Base Prospectus.

     In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Securities Act of 1933 or the rules and regulations promulgated thereunder.




                                           Yours very truly,

                                           /s/ Torys LLP